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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): March 23, 1999
                                (March 22, 1999)


                                GREY WOLF, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




         TEXAS                       1-8226                 74-2144774
(STATE OF INCORPORATION)    (COMMISSION FILE NUMBER)       (IRS EMPLOYER
                                                         IDENTIFICATION NO.)


                        10370 RICHMOND AVENUE, SUITE 600
                           HOUSTON, TEXAS 77042-4136
             (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                 (713) 435-6100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                (NOT APPLICABLE)
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5.           OTHER EVENTS

         On March 22, 1999, the Board of Directors of Grey Wolf, Inc. (the "Company") unanimously amended and restated the Company's Bylaws to, among other things, decrease the size of the Board of Directors from eight to seven and classify the Board of Directors into three classes.

         In addition to the foregoing, the Bylaws were amended and restated to:

         (a) provide that the Board of Directors may be increased or decreased from time to time by resolution of the board of directors, and add specific procedures regarding a shareholder's nomination of a director(s). These procedural requirements include, among others:

                  (i) in the case of annual meeting of shareholders, that a shareholder's nomination notice be delivered or mailed and received at the principal executive offices of the Company no less than 60 nor more than 120 days prior to the anniversary date of the mailing to shareholders of the notice of the meeting for the immediately proceeding annual meeting (unless the date of the annual meeting is changed by more than 30 days from the anniversary date of the immediately preceding annual meeting);

                  (ii) in the case of a special meeting of shareholders, that a shareholder's nomination notice be delivered or mailed and received at the principal executive offices of the Company no less than 50 nor more than 120 days prior to the date of such meeting; and

                  (iii) that the shareholders nomination notice contain certain information with respect to the nomination.

         (b) add additional provisions regarding the classification of the board of directors. The board of directors shall be divided into three classes;

                  (i) the directors elected to the first will hold office for a term expiring at the annual meeting in the year 2000;

                  (ii) the directors elected to the second class will hold office for a term expiring at the annual meeting in the year 2001; and

                  (iii) the directors elected to the third class will hold office for a term expiring at the annual meeting in the year 2002.

                  At each annual meeting of shareholders, the respective successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.


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         (c)      modify the provisions governing removal of a director to
                  require that directors can only be removed for cause and then only by the affirmative vote of 662/3 per cent of the voting power of all outstanding shares of the Company entitled to vote at an election of directors, voting together as a single class.

         (d) add specific procedures for shareholders to bring business before an annual meeting of the shareholders. These procedural requirements include, among others:

                  (i) that a shareholder's notice be delivered or mailed and received at the principal executive offices of the Company no less than 60 nor more than 120 days prior to the anniversary date of the mailing to shareholders of the notice of the meeting for the immediately proceeding annual meeting (unless the date of the annual meeting is changed by more than 30 days from the anniversary date of the immediately preceding annual meeting); and

                  (ii) that the shareholder's notice contain certain information as to each matter that the shareholder proposes to bring before the annual meeting.

         (e) modify the time period for notice of the shareholders' meeting from not less than 10 nor more than 50 days before the shareholders' meeting to not less than 10 nor more than 60 days before the date of the shareholders' meeting.

         (f) expand the list of designated persons who have the power call a special meeting of the shareholders to include the vice chairman of the board, the chief executive officer and the president of the Company.

         (g) add additional provisions relating to the conduct of shareholders meetings. These include provisions relating to:

                  (i)      disorder during a meeting;

                  (ii) order of business and whether such business was properly brought before the meeting;

                  (iii)    time limits on remarks or questions by shareholders;
                           and

                  (iv)     inspectors of election.

         (h) expand the list of designated persons who have the power call a special meeting of the board of directors to include the chairman of the board, the vice chairman of the board and the chief executive officer of the Company.


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         (i)      expand the list of committees that may be established by the board of directors to include audit, compensation and nominating committees (in addition to the executive committee) and provide for the powers and duties of those committees.

         (k) expand the list of executive officers to include the vice chairman of the board.

         (l) expand the provisions governing the indemnification of officers, directors, employees and agents of the Company (including advance payment, appearance as a witness, insurance, shareholder notification, etc.).

         (m)      require a directors' annual statement.

         (n) modify the provision governing the amendment of the bylaws to allow the articles of incorporation to provide that the bylaws may be altered, amended or repealed, or new bylaws may be adopted only by the board of directors and not the shareholders of the Company.

         The Amended and Restated Bylaws are filed as an exhibit hereto.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

(C)      EXHIBITS

         Exhibit 99.1        Grey Wolf, Inc. - Amended and Restated Bylaws


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 23, 1999


                                   GREY WOLF, INC.


                                   /s/ DAVID W. WEHLMANN
                                   ----------------------------------------
                                     David W. Wehlmann,
                                     Senior Vice President, Chief Financial
                                     Officer and
                                     Secretary



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                               INDEX OF EXHIBITS


Exhibit Number             Description
--------------             -----------

Exhibit 99.1               Grey Wolf, Inc.- Amended and Restated Bylaws